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                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("this Agreement") is entered into as of July 9, 1999 ("the "Effective Date") by and between The BigHub.com, Inc., a Florida corporation (the "Company"), and Patrick J. DeMicco (the "Executive") under the following terms and conditions:

                                   RECITALS:

     WHEREAS, the Company and Executive desire to set forth the terms and conditions on which (i) the Company shall employ Executive, (ii) Executive shall render services to the Company, and (iii) the Company shall compensate Executive for such services; and

     WHEREAS, in connection with the employment of Executive by the Company, the Company desires to restrict Executive's rights to compete with the business of the Company;

     WHEREAS, the parties acknowledge that the Executive's abilities and services are unique and essential to the prospects of the Company; and

     WHEREAS, in light of the foregoing, the Company desires to employ the Executive as President and Chief Executive Officer and the Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   EMPLOYMENT.

     The Company hereby employs Executive and Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

2.   TERM.

     The term of this Agreement (the "Term") shall be for a period commencing on the Effective Date of this Agreement and shall continue for a period of thirty-six (36) months from the date thereof, unless sooner terminated as provided in Paragraph 6. Upon expiration of this three (3) year period, the Agreement shall be renewed for successive three (3) year periods at the option of the Executive. This three (3) year period, as the same may be extended or terminated pursuant hereto, is hereinafter referred to as the "Term".

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3.   COMPENSATION.

     3.1 For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of Two Hundred Seventy-Five Thousand Dollars ($275,000) per annum in equal monthly or semi-monthly installments (the "Base Salary"). The amount of the Base Salary may be increased at any time and from time to time by the approval of the Compensation Committee of the Company. No such change shall in any way abrogate, alter, terminate or otherwise effect the other terms of this Agreement.

     3.2 In addition to the Base Salary, the Company shall pay Executive a one-time sign-on bonus of One Hundred Fifty Thousand Dollars ($150,000), payable immediately following the Company's initial closing of its funding with minimum proceeds to the Company of $4,000,000.

     3.3 In addition to the Base Salary, Executive shall be eligible for an annual incentive bonus ("Incentive Bonus") in an amount not to exceed 100% of the Base Salary. Seventy five percent (75%) of the Incentive Bonus shall be based upon the goals mutually agreed upon by the Board or a Committee of the Board and the Executive, within 30 days of the Effective Date, and the remaining twenty five percent (25%) shall be discretionary. The Incentive Bonus shall be paid, if earned, within 30 days after the Company's year-end operating results have been determined by the Company=s accountants.

     3.4 In addition to the Base Salary, the Company shall pay to Executive an automobile allowance of one thousand five hundred dollars ($1,500) per month, during the term of this agreement. Executive shall pay all expenses relating to the use of an automobile in furtherance of business of the Company, including liability insurance, maintenance, repairs, gasoline, and oil.

     3.5 In addition to the Base Salary, Executive shall be entitled to all other benefits of employment provided to the other employees of the Company holding comparable positions within the Company, including but not limited to paid vacation, paid health insurance for the Executive and spouse, paid life insurance to a maximum of base salary, keyman life insurance in the amount of $2,000,000, paid mobile telephone expense for business use, and participation in retirement and investment programs as instituted by the Company.

     3.6 Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his or her duties under this Agreement (i) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code and (ii) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

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     3.7  All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

4.   DUTIES AND RESPONSIBILITIES.

     4.1 Executive shall, during the Term of this Agreement, devote his reasonable best efforts, energies, and skills to the business of the Company and any corporation controlled by the Company. For purposes of this Agreement, the term the "Company" shall mean the Company and all Subsidiaries. From time to time Executive may be required to work with affiliated companies.

     4.2 During the Term of this Agreement, Executive shall serve as the President and Chief Executive Officer of the Company and in such other capacity as determined by the Board of Directors. Executive shall have such duties as the Board of Directors shall from time to time prescribe hereunder. In the performance of all of his responsibilities Executive shall be subject to all of the Company=s policies, rules, and regulations applicable to its employees of comparable status and shall report directly to, and shall be subject to, the direction and control of the Board of Directors and shall perform such duties as shall be assigned to him by the Board of Directors. In performing such duties, Executive will be subject to and abide by, and will use his best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board of Directors or its Executive Committee.

     4.3 To induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that except as set forth on Schedule 4.3 and excluding affiliates of the Company, (a) the Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity, (b) the Executive is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair the Executive's right or ability (i) to enter the employ of the Company, or (ii) to perform fully his duties and obligations pursuant to this Agreement, and (c) to the best of Executive's knowledge no material litigation is pending or threatened against any business or business entity owned or controlled or formerly owned or controlled by Executive.

     4.4 During each year, Executive in the performance of his duties under this Agreement shall comply or cause compliance with the applicable Annual Plan and shall not (except for emergency expenditures or special circumstances requiring an unanticipated expenditure) deviate materially from any budget category set forth in the Annual Plan, incur any material additional expense or change materially the manner of operation of the Company without the approval of the Board of Directors.

5.   RESTRICTIVE COVENANTS.

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     5.1  Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company's business,
(ii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iii) the agreements and covenants contained in this Paragraph 5 are essential to protect the business interest of the Company and that the Company will not enter into this Agreement but for such agreements and covenants. Accordingly, the Executive covenants and agrees as follows:

          5.1(a) During the Term of this Agreement and thereafter, the Executive shall not other than in the performance of his duties disclose to anyone any information about the affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall the Executive make use of any such information for his own benefit. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

          5.1(b) Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he may have in any such trade secret or proprietary information.

     5.2 If the Executive breaches, or threatens to commit a breach of Paragraph 5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

          5.2(a) The Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Paragraph 5, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

     5.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties

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hereto agree that the court making such termination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

     5.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

6.   TERMINATION.

     6.1 The Company may terminate the Executive's employment under this Agreement at any time for Cause. "Cause" shall exist for such termination if Executive (i) is adjudicated guilty of a felony by a court of competent jurisdiction, (ii) commits any act of fraud or intentional misrepresentation in connection with his employment by the Company, (iii) has, in the reasonable judgment of, and after a good faith investigation by, the Company's Board of Directors, (a) engaged in serious and willful misconduct, which conduct has, or would if generally known, materially adversely affect the goodwill or reputation of the Company and which conduct the Executive has not cured or altered to the satisfaction of the Board of Directors within ten (10) days following written notice by the Board of Directors to the Executive regarding such conduct, or (b) willfully and intentionally failed to perform his duties as specified to him by the Board of Directors, which has not cured or rectified to the satisfaction of the Board of Directors within ten (10) days following written notice by the Board of Directors, or (iii) has made any material misrepresentation to the Company under Paragraphs 4 and 5 hereof.

     6.2 If the Company terminates the Executive's employment under this Agreement pursuant to the provisions of Paragraph 6.1 hereof, the Executive shall not be entitled to receive any compensation following the date of such termination.

     6.3 This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Executive's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Executive unable to perform substantially all of his or her duties hereunder and which appears reasonably certain to continue for at least six (6) consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Executive is permanently incapacitated and so notifies Executive.

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     6.4  If Executive's employment is terminated for any reason (whether by
Executive or the Company) within one (1) day following a "Change in Control of the Company" (as defined below), Executive shall be entitled to the benefits provided in Section 6.5 below. For purposes of this Agreement, a "Change in Control of the Company" shall mean, at such time as the Company's Board of Directors becomes fully constituted (e.g., the number of directors reaches five
(5)), a cumulative change in the identity of a majority (e.g., 51%) of the members of the Company's first fully constituted Board of Directors.

     6.5 Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive sixty (60) days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If Executive's employment under this Agreement is so terminated, the Company shall make a lump sum cash payment to Executive on the date of termination of an amount equal to (i) three (3) years' Base Salary, plus a pro rata portion of any Incentive Compensation, if any, earned for the year in which termination occurs prorated to the date of termination, and (ii) any unreimbursed expenses accruing to the date of termination. The Company shall also continue Executive's benefits through the remainder of the Term.

     6.6 Executive may terminate his or her employment hereunder by giving the Company sixty (60) days prior written notice, which termination shall be effective on the 60th day following such notice. Voluntary termination shall not entitle the Executive to receive any compensation following the date of termination.

     6.7 At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by either Executive or the Company. If the Company requests Executive to leave the Company following notice under Paragraph 6.6, it shall fully compensate Executive (salary and benefits) through the 60th day following the date of Executive's notice.

7.   MISCELLANEOUS.

     7.1 The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter this Agreement, the Executive represents and warrants to the Company that to the best of his knowledge the Executive is insurable at standard (non-rated) premiums.

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     7.2  This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. The Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; provided, however, that in the event of the Executive's death, the Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to the Executive pursuant to, and in accordance with, the terms of this Agreement.

8.   NOTICES.

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

     To the COMPANY:    The BigHub.com, Inc.
                        2939 Mossrock, Suite 100
                        San Antonio, TX 78230
                        Attn: Chairman of the Board

     Executive:         Patrick J. DeMicco
                        4167 Warner Avenue #306
                        Huntington Harbor, CA 92649

9.   ENTIRE AGREEMENT.

     This Agreement supersedes any and all Agreements, whether oral or written, between the parties hereto, with respect to the employment of Executive by the Company and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such employment not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.

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10.  PARTIAL INVALIDITY.

     If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

11.  ATTORNEYS' FEES.

     Should any litigation or arbitration be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation or arbitration which shall be determined by the court or arbitration board.

12.  ARBITRATION.

     The parties agree that any disputes arising under this Agreement may be resolved at the Executive's option in as expeditious a manner as possible through binding arbitration administered by the American Arbitration Association in the County of Orange, California, or such other place which is mutually agreed upon by the parties. Further, the parties hereby waive any objection based on personal jurisdiction, venue or forum non conveniens in any arbitration or action brought under this paragraph. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof.

     Notwithstanding the first paragraph of this paragraph, any dispute involving an amount that is less than or equal to the maximum jurisdictional amount for small claims court, as may be amended, shall be brought in the small claims court for the County of Orange, State of California, or such other place which is mutually agreed upon by the parties.

13.  GOVERNING LAW.

     This Agreement will be governed by and construed in accordance with the laws of the State of California.

14.  BINDING NATURE.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

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15.  WAIVER.

     No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

16.  CORPORATE APPROVALS.

     The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board of Directors of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


THE COMPANY:  THE BIGHUB.COM, INC.


               By:/s/ Frank W. Denny
                  ------------------
                  Frank W. Denny
                  Chairman of the Board


Executive:

               /s/ Patrick J. DeMicco
               ----------------------
               Patrick J. DeMicco

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                                SCHEDULE 4.3(a)


Employee: Patrick J. DeMicco

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